UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2006

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 W. Riverside Avenue, Suite 400 Spokane, WA		99201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (509) 467-6993

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

AmericanWest Bancorporation (“AWBC”) announced that, as of the close of business on March 15, 2006, it has completed the acquisition of Columbia Trust Bancorp (“Columbia Trust”), the parent company of Columbia Trust Bank. AWBC will issue approximately 719,946 shares and pay approximately $17.5 million in cash for the outstanding Columbia Trust shares and stock options in accordance with the terms of the merger agreement. The total transaction value is approximately $35.75 million. After the conversion from Columbia Trust Bancorp to AmericanWest Bancorporation options, the total number of stock options of AWBC is 160,818 at a weighted average strike price of $11.99 per share. Each Columbia Trust shareholder will receive either $45.70 in cash or 1.8035 shares of AWBC common stock, no par value, per share of Columbia Trust share held. Columbia Trust shareholders who did not elect or who made an invalid election will receive $45.70 in cash for each Columbia Trust share held. The measurement period to determine the merger consideration to be paid for each share of Columbia Trust common stock ended on March 8, 2006. The average closing price for AWBC common stock for the twenty trading day period from February 8, 2006 through March 8, 2006 was $25.34 per share.

See the press release dated March 16, 2006 attached as Exhibit 99.1.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) As a result of the Columbia Trust transaction, effective March 15, 2006, J. Frank Armijo, a member of the Columbia Trust board of directors since October 15, 2003, has joined AWBC’s board of directors. Mr. Armijo is director and general manager of West Coast Programs for Lockheed Martin. He has over 20 years of experience in the business and information technology industry.

To make room for Mr. Armijo’s appointment, existing AWBC board member Allen Ketelsen tendered his resignation from AWBC’s board effective March 15, 2006. Mr. Ketelsen’s letter of resignation noted several large contracts recently awarded to his construction company, as a result of which he would not have sufficient time to commit to both his business and the board. He had informed the AWBC board that he wished to remain on the board long enough to see the Columbia Trust merger through to completion.

Mr. Armijo has been appointed to serve on the Company’s Compensation Committee.

See the press release dated March 16, 2006 attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press release dated March 16, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICANWEST BANCORPORATION, a Washington Corporation

Dated: March 20, 2006	/s/ Diane L. Kelleher
Diane L. Kelleher
Executive Vice President & Chief Financial Officer